UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2012

NEXTWAVE WIRELESS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33226	20-5361360
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12264 El Camino Real, Suite 305

San Diego, CA

(Address of principal executive offices)

(619) 573-1578

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in the definitive proxy statement, which we refer to as the proxy statement, filed by NextWave Wireless Inc., a Delaware corporation, which we refer to as the Company or NextWave, with the Securities and Exchange Commission, which we refer to as the SEC, on September 5, 2012, the Company has entered into an Agreement and Plan of Merger, dated as of August 1, 2012, by and among the Company, AT&T Inc., a Delaware corporation, which we refer to as Parent and Parent’s direct wholly owned subsidiary, Rodeo Acquisition Sub Inc., a Delaware corporation, which we refer to as Merger Sub, as such agreement may be amended from time to time, which we refer to as the merger agreement

As previously disclosed in the Company’s proxy statement, on August 31, 2012, a putative class action lawsuit, which we refer to as the Weiss Action, was filed in the Court of Chancery of the State of Delaware against the Company, Parent, Merger Sub, Allen Salmasi, Douglas F. Manchester, Jack Rosen, Nadar Tavakoli, Carl E. Vogel and William H. Webster alleging, among other things, that the Company’s board of directors breached various fiduciary duties in connection with the board of directors’ approval of the proposed merger and that the Company, Parent and Merger Sub aided and abetted such alleged breaches of fiduciary duties. The plaintiff seeks injunctive relief preventing the merger, an order rescinding the proposed merger in the event it is not enjoined, and damages as a result of the alleged actions of the defendants, including attorneys’ and experts’ fees. Subsequently, on September 6, 2012, two additional complaints were filed in the Superior Court of California, County of San Diego by Thomas Juzwik and Elias Rodriguez against the Company, Parent, Merger Sub, Allen Salmasi, Jack Rosen, William Webster, Douglas F. Manchester, Robert Symington, Frank Cassou and Francis Harding, containing substantially similar allegations to those set forth in the Weiss Action. We collectively refer to the Juzwik, Rodriquez and Weiss actions as, the actions.

On September 20, 2012, NextWave and the other defendants entered into a memorandum of understanding with plaintiffs’ counsel, which we refer to as the memorandum of understanding, pursuant to which NextWave, the other named defendants and the plaintiffs have agreed to settle the actions subject to court approval. Pursuant to the terms of the memorandum of understanding, on September 20, 2012, the Company filed a proxy statement supplement, which we refer to as the proxy supplement, with the SEC.

The Company and the other named defendants vigorously deny all liability with respect to the facts and claims alleged in the actions, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or adversely affecting the merger and the related transactions and to minimize the expense of defending the complaint, the Company and the other named defendants agreed to the settlement described above. The Company and the other named defendants further considered it desirable that this matter be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of litigation and to eliminate the risk of any delay to the closing of the merger.

A copy of the proxy supplement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Important Additional Information

In connection with the Company’s special meeting of stockholders scheduled for October 2, 2012, stockholders are advised to read the proxy statement and proxy supplement filed by the Company with the SEC. Stockholders may obtain a free copy of the proxy statement and proxy supplement free of charge at the SEC’s website at www.sec.gov or by contacting the Company’s proxy solicitor, Georgeson Inc. at 1 (800) 905-7281.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 - Proxy Statement Supplement, dated September 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 20, 2012	NEXTWAVE WIRELESS INC. (Registrant)

	By:	/s/ Francis J. Harding
Francis J. Harding
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 - Proxy Statement Supplement, dated September 20, 2012.